UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2024

MAPLEBEAR INC.

(Exact name of registrant as specified in its charter)
Delaware	001-41805	46-0723335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Beale Street, Suite 600
San Francisco, California 94105
(Address of principal executive offices) (Zip code)
(888) 246-7822
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CART	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 12, 2024, the Board of Directors (the “Board”) of Maplebear Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), appointed Victoria Dolan as a Class I director and member of the Audit Committee of the Board (the “Audit Committee”), effective immediately. The term of Ms. Dolan’s directorship will expire at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), at which time she will stand for re-election as a Class I director nominee. Also on April 12, 2024, Jeffrey Jordan and Barry McCarthy each determined to retire from and not stand for re-election to the Board when their terms as Class I directors expire at the 2024 Annual Meeting. Ms. Dolan will also begin serving as chairperson of the Audit Committee, effective upon the expiration of Mr. McCarthy’s term as a director at the 2024 Annual Meeting. Mr. Jordan’s and Mr. McCarthy’s decisions to retire as directors were not due to any disagreements between either director and the Company.
There is no arrangement or understanding between Ms. Dolan and the Company or any other person pursuant to which Ms. Dolan was elected as a director. Additionally, there are no transactions involving the Company and Ms. Dolan that the Company would be required to report pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
For her service on the Board and the Audit Committee, Ms. Dolan will be compensated pursuant to the Company’s Non-Employee Director Compensation Policy, a copy of which is attached as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed with the Commission on August 25, 2023 (File No. 333-274213). As set forth in such policy, Ms. Dolan’s compensation consists of a cash retainer for service on the Board and an additional cash retainer for service as a member of the Audit Committee prior to the 2024 Annual Meeting and chairperson of the Audit Committee from and after the 2024 Annual Meeting, as well as an initial restricted stock unit (“RSU”) award upon her appointment to the Board and an additional RSU award to be granted on the date of each annual meeting of stockholders following her appointment, including the 2024 Annual Meeting.
Ms. Dolan has entered into the Company’s standard form of indemnification agreement, the form of which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on August 25, 2023 (File No. 333-274213).
Item 7.01 Regulation FD Disclosure.
A copy of the press release announcing Ms. Dolan’s appointment as a Class I director of the Board and the retirement of Mr. Jordan and Mr. McCarthy upon the expiration of their terms as Class I directors at the 2024 Annual Meeting is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information furnished in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 16, 2024.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maplebear Inc.

Date: April 16, 2024	By:	/s/ Fidji Simo
Fidji Simo
Chief Executive Officer